UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2012

Polar Petroleum Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2248 Meridian Boulevard, Suite H, Minden, Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 345-3522

Post Data, Inc.
(Former name of registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K originally filed on November 13, 2012 (the “Original Filing”), is being made to respond to certain comments received from the Staff of the Securities and Exchange Commission. For convenience and ease of reference, the Company is filing this Form 8-K/A in its entirety with all applicable changes and unless otherwise stated, all information contained in this amendment is as of November 13, 2012, the filing date of the Original Filing. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing that may have been affected by events or transactions occurring subsequent to such filing date.

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 5, 2012, Polar Petroleum (AK) Corp., a wholly-owned subsidiary (the “Subsidiary”) of Polar Petroleum Corp. (the “Registrant”) entered into and closed a lease purchase agreement (the “Purchase Agreement”) with Daniel K. Donkel and Samuel H. Cade (together, the “Sellers”) pursuant to which the Subsidiary acquired 100% of the record title of the Sellers to 17 oil and gas leases located in the State of Alaska (the “Leases”), while reserving a royalty of 16.67% for the State of Alaska and an overriding royalty of 4% for the Sellers, in exchange for a total purchase price of $1,250,000, with $150,000 of the purchase price due in cash at closing and the remaining $1,100,000 due in accordance with the terms of a promissory note between the Subsidiary and the Sellers (the “Promissory Note”).  The Purchase Agreement also provides that the Subsidiary is required to drill a test well (the “Test Well”) to a depth of at least 8,000 feet on one of three designated Leases (the “Test Well Leases”) within 2 years of the closing of the Purchase Agreement and, upon such drilling of the Test Well, the Subsidiary will assign a 20% working interest in such Test Well Lease to Donkel Oil & Gas, LLC.  Failure to complete drilling of the Test Well will result in the Subsidiary’s forfeiture of its interest in all of the three Test Well Leases.  The Purchase Agreement contains customary representations and warranties by the Subsidiary and the Sellers. This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Promissory Note

In connection with the Purchase Agreement, the Subsidiary entered into a Promissory Note with the Sellers in the amount of $1,100,000.00.  The Promissory Note bears an annual interest rate of 0.30% and is payable in installments of $125,000 due every three months for the first year, $100,000 due every three months thereafter and the final payment of $300,000 due on or before October 31, 2014.   The Promissory Note is secured by terms and provisions of the Purchase Agreement.  This brief description of the Promissory Note is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of Promissory Note as attached to this Current Report on Form 8-K as  Exhibit 10.2.

Escrow Agreement

In connection with the Purchase Agreement, the Subsidiary entered into an Escrow Agreement with the Sellers (the “Escrow Agreement”) pursuant to which the Subsidiary executed and delivered to the escrow agent assignments (the “Assignments”) to re-assign 100% of its record title to the Test Well Leases back to the Sellers as collateral and security for the Subsidiary’s performance pursuant to the terms of the Purchase Agreement.  In the event the Subsidiary fails to drill the Test Well, the Assignments will be delivered by the escrow agent to the Sellers for filing with the State of Alaska.  This brief description of the Escrow Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Escrow Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

In connection with the Purchase Agreement and Escrow Agreement, the Subsidiary and the Sellers entered into a Joint Instruction Letter (the “Instruction Letter”) to extend the closing of the Purchase Agreement from October 30, 2012 to November 5, 2012 due to wire delivery complications arising from Hurricane Sandy in the Northeast United States. This brief description of the Instruction Letter is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Instruction Letter as attached to this Current Report on Form 8-K as Exhibit 10.4.

Private Placement

On November 6, 2012, the Registrant entered into a subscription agreement (the “Subscription Agreement”) with a non-U.S. investor (the “Purchaser”) pursuant to which the Registrant issued 1,500,000 shares of the Registrant’s $.001 par value common stock (the “Shares”) at a purchase price of $0.10 per Share in exchange for $150,000 in proceeds (the “Private Placement”).  This brief description of the Subscription Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Subscription Agreement as attached in Exhibit 10.5 to this Current Report on Form 8-K.

The Shares were issued to the Purchaser in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Subsidiary acquired the Leases pursuant to the Purchase Agreement and related agreements as referenced in Item 1.01 of this Current Report, which is hereby incorporated by reference.  The Leases consist of an aggregate of approximately 46,399 acres located in the North Slope region of the State of Alaska.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the consummation of the Purchase Agreement. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Registrant and its securities upon consummation of the Purchase Agreement.

BUSINESS

Overview

As used in this report, unless otherwise indicated, the terms “Registrant,” “Polar Petroleum,”  “Company,” “we,” “us” and similar terms refer to Polar Petroleum Corp., a Nevada corporation and its wholly-owned subsidiary, Polar Petroleum (AK) Corp., an Alaska corporation (“Polar AK” or “Subsidiary”).

History

Polar Petroleum was incorporated in the State of Nevada on March 22, 2011 as Post Data, Inc.  We were previously a development stage company formed for purposes of decommissioning electronic data storage devices for permanent inoperability and unrecoverability of electronic data contained therein.  On July 30, 2012, our management changed and we entered into the oil and gas business to engage in the exploration, development and production of oil and gas properties primarily in the State of Alaska.

On August 22, 2012, we formed a wholly-owned subsidiary, Polar Petroleum (AK) Corp., in the State of Alaska for purposes of operating our oil and gas business in the State of Alaska.

On October 24, 2012, we filed a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State to change our company name from “Post Data, Inc.” to “Polar Petroleum Corp.” (the “Name Change”) in order to better reflect the change in our business plan to oil and gas exploration, development and production. The effective date of the Name Change was November 2, 2012.

On October 24, 2012, we also filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) with the Nevada Secretary of State to effect a seven for one forward stock split of our common stock (the “Forward Stock Split”). The Certificate of Change increased the number of authorized shares of our common stock from 100,000,000 to 700,000,000 and the number of issued and outstanding shares of common stock for shareholders of record as of November 1, 2012, from 5,845,000 shares to 40,915,000 shares.  The effective date of the Forward Stock Split with the Nevada Secretary of State was November 2, 2012. The Name Change and the Forward Split took effect in the OTC markets at the open of business on November 6, 2012.

We have not undertaken any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of our business. We have not been a party to any bankruptcy, receivership or similar proceeding.

Our Business.  We are an exploration stage company focused on exploration, production and development of oil and natural gas in the United States.  We currently own interests in certain oil and gas drilling areas and land leases located in the North Slope region of the State of Alaska.

Description of Properties.  Our oil and gas interests consist of 17 oil and gas land leases covering approximately 46,399 acres located in the North Slope region of the State of Alaska.  We are currently developing our plan of operation for the leases and intend to begin the process of obtaining all necessary governmental approvals and permits in order to commence our operations.

Business Strategy

Our strategy is to increase shareholder value through strategic acquisitions, appraisal drilling and development. We are focused on the acquisition, appraisal development and exploitation of oil and gas properties.  We are also searching for possible joint-ventures and new prospects that fit our strategic focus.

Competition

We compete with other companies for financing and for the acquisition of new oil and gas properties. Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to achieve the financing necessary for us to conduct further exploration of our acquired properties.

We will also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may have an adverse impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties.  Matters subject to regulation include permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties and taxation.  From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have incurred no cost related to complying with these laws, for remediation of existing environmental contamination and for plugging and reclamation of our oil and gas exploration property. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Subsidiaries

We wholly own and operate Polar Petroleum (AK) Corp., an Alaska corporation.

Employees

As of November 12, 2012, we had no employees other than Daniel Walker, our sole officer and director.

We plan to outsource independent consultant engineers and geologists on a part time basis to conduct specific corporate business and exploration programs on our properties in order to carry out our plan of operations. Consultants will be retained on the basis of ability and experience.

Intellectual Property

We do not own any copyrights, patents or trademarks.

Internet Website

We do not currently have an internet website.

Research and Development

We do not currently have a formal research and development effort. We did not spend any funds on research and development during the last two fiscal years.

Legal Proceedings

We are not involved in any material legal proceedings outside of the ordinary course of our business.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We have filed reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  If any of the following risks actually occurs, our business, financial condition, and/or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Related to our Business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in March 2011, and we recently entered the oil and gas business. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have limited revenues to sustain our operations.

We are currently developing our business and have not generated any revenues to date. We are not able to predict whether we will be able to develop our business and generate any significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

We will need additional financing to execute our business plan.

We have no revenues from our current operations to support our operating costs and anticipated drilling programs. We will need substantial additional funds to:

● effectuate our business plan;
● fund the acquisition, exploration, development and production of oil and natural gas in the future;
● fund future drilling programs; and
● hire and retain key employees.

We may seek funds through public or private equity or debt financing, via strategic transactions, and/or from other sources. There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we may need to reduce, defer or cancel drilling programs, planned initiatives, or overhead expenditures to the extent necessary.  The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Failure to successfully complete the terms of the Purchase Agreement, Escrow Agreement and Promissory Note will adversely effect our business, financial condition, and results of operations.

As part of the Purchase Agreement, that our wholly-owned subsidiary Polar Petroleum (AK) Corp., entered into with Mr. Donkel and Mr. Cade, we are required to make certain payments on a quarterly basis. The required payments are $125,000 a quarter for the first twelve (12) months, then $100,000 a quarter for the second twelve (12) months, and a $300,000 payment on or before the last day of the twenty-fourth (24) month after the date of the Promissory Note that was entered into as part of the Purchase Agreement. The Company is also required within the first two (2) years after closing the Purchase Agreement to drill at least one, eight thousand (8,000) foot deep test well, on one of the three designated leases, or the Company will forfeit the Company’s interest in all the leases. If the Company fails to either make the required payments or fails to drill the required eight thousand (8,000) foot test well as per the Purchase Agreement, the Company will be materially negatively affected, all money and effort put into the Leases will be lost, and the Company may cease operations entirely.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the current economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.  We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Because we are small and have limited access to additional capital, we may have to limit our exploration and development activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration and development activity. As such, we may not be able to complete an exploration and development program that is as thorough as our management would like. In that event, existing resources may go undiscovered. Without finding resources, we will not be able to generate revenues and investors may lose their investment.

Oil exploration and development activities are subject to many risks which may affect our ability to obtain any level of commercial success.

Oil exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. Production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas resources.

Our ability to generate revenues will depend not only on our ability to explore and develop any properties we may acquire, but also on our ability to select and acquire suitable producing properties or prospects.  We cannot guarantee that we will be able to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  In addition, because we have limited capital, we may not be able to complete an exploration program as thorough as our management would like. We cannot guarantee that commercial quantities of oil will be discovered or acquired by us.

Our operations may rely extensively on third-parties who, if not successful, could have a material adverse effect on our results of operation.

Our current ability to develop and grow our operations depends on the success of our consultants and drilling partners.  As a result, we do not control the timing or success of the development, exploitation, production and exploration activities relating to our leasehold interests.  If our consultants and drilling partners are not successful in such activities relating to our leasehold interests, or are unable or unwilling to perform, our financial condition and results of operation would be materially adversely affected. As of the date of this filing, the Company has not entered into any third-party arrangements or agreements.

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards, or may materially affect our operating results if any of such hazards were to occur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases and spills, each of which could result in substantial damage to our wells, production facilities, other property and the environment or in personal injury. Oil and gas production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could negatively affect our results of operations, liquidity and financial condition.

To date, we have not generated any revenues from our oil lease interests.  In addition, we will not have revenues to support our activities should the wells drilled or properties acquired prove not to be commercially viable.  We cannot guarantee that commercial quantities of oil and gas will be successfully produced as a result of our exploration and development efforts.  Further there is no guarantee that we will generate sufficient revenues from current production.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.

The results of geophysical testing and geological analysis are subjective, and we cannot guarantee that the exploration and development activities we conduct based on positive analysis will produce oil or gas in commercial quantities or costs.  As we perform developmental and exploratory activities, further data required for evaluation of our oil and gas interests will become available.  The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil or gas in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

We may depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We may rely on third parties to operate the assets in which we possess an interest. Assuming the presence of commercial quantities of oil on our property, the success of the oil operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfills our obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs may be extremely limited.  Our performance will therefore depend upon a number of factors that may be outside of our control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner will negatively affect our operations.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focus is on the oil and gas industry in the State of Alaska. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate, than we would if our business were more diversified, enhancing our risk profile.

If we are unable to successfully compete with the large number of oil and natural gas producers in our industry, we may not be able to achieve profitable operations.

Oil and natural gas exploration is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil and natural gas properties and in the marketing of oil and natural gas.  Our competitors include energy companies that have substantially greater financial resources, staff and facilities than us. Our ability to succeed in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.  Competition may also be presented by alternate fuel sources.

We are highly dependent on our strategic relationships, which are subject to change.

Our ability to successfully acquire additional properties, to participate in drilling opportunities and to identify and enter into commercial arrangements will depend on developing and maintaining close working relationships with industry participants and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.  Our inability to maintain close working relationships with industry participants or continue to acquire suitable property may impair our ability to execute our business plan.

To develop our business, we need to continue to foster the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other crude oil and natural gas companies.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  In addition, our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If sufficient strategic relationships are not established and maintained, our business prospects, financial condition and results of operations may be materially adversely affected.

Our property is held in the form of leases and working interests in leases. If the specific requirements of such leases and working interests are not met, the instrument may terminate or expire.

Our property is held under interests in oil and gas leases and working interests in leases. If we fail to meet the specific requirements of each lease or working interest, especially future drilling and production requirements, the lease may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each lease and working interest. The termination or expiration of our working interest relating to any lease would harm our business, financial condition and results of operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business and future prospects.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guarantee that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct business activities and generate revenues.

Our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.

We depend on the efforts and abilities of our sole officer and director.

We have one full time employee, Daniel Walker. Outside demands on their time may prevent him from devoting sufficient time to our operations. In addition, the demands on his time will increase because of our status as a public company.  Mr. Walker has very limited experience managing a public company, which may impact our ability to meet our financial and business objectives as potential investors may not want to invest in a company whose management has limited public company experience. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.   We cannot guarantee that our management will remain with us.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

We are subject to various regulatory requirements, including environmental regulations, and may incur substantial costs to comply and remain in compliance with those requirements.

Our operations in the United States are subject to regulation at the federal, state and local levels, including regulation relating to matters such as the exploration for and the development, production, marketing, pricing, transmission and storage of oil and gas, as well as environmental and safety matters.  Failure to comply with applicable regulations could result in fines or penalties being owed to third parties or governmental entities, the payment of which could negatively impact our financial condition or results of operations.  Our operations are subject to significant laws and regulations, which may negatively affect our ability to conduct business or increase our costs.  Extensive federal, state and local laws and regulations relating to health and environmental quality in the United States affect nearly all of our operations.  These laws and regulations set various standards regulating various aspects of health and environmental quality, provide for penalties and other liabilities for the violation of these standards, and in some circumstances, establish obligations to remediate current and former facilities and off-site locations.

Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely impact our financial condition, results of operations or prospects.  We could incur significant liability for damages, clean-up costs and/or penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of our property or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups.

Moreover, we cannot predict what legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered, enforced or made more stringent. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of the regulatory agencies, could require us to make material expenditures for the installation and operation of systems and equipment for remedial measures, all of which could have a material adverse effect on our financial condition or results of operations.

The market for oil and natural gas is subject to a number of factors that are beyond our control, and may adversely impact our ability to generate significant revenues, or to achieve profitability.

The marketability and price of oil and natural gas that may be acquired or discovered by us will be affected by numerous factors beyond our control.  Our ability to generate revenues may depend upon acquiring space on pipelines that deliver hydrocarbons to commercial markets. We may be affected by deliverability uncertainties related to the proximity of our properties to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and gas and by many other aspects of the oil and gas business.

Our ability to generate revenues and grow our operations are substantially dependent on prevailing prices of oil and natural gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions in the United States, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on our borrowing capacity, revenues, profitability and cash flows from operations.

Volatile commodity prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ‘34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $150,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks Related to our Common Stock

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and may grant voting powers, rights and preference that differ from or may be superior to those of the registered shares.

Our articles of incorporation allow us to issue 20,000,000 shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. Furthermore, Daniel Walker serves as our sole director and, therefore, has the ability to issue preferred stock without shareholder approval, especially in the event the offering is not subscribed sufficiently to constitute a majority of the issue and outstanding shares of common stock. As a result, our sole director could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Investors should not look to dividends as a source of income.

We do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Our common stock is subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company and lack of significant revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB and Over-The-Counter Bulletin Board, where our shares of common stock are quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Volatility of stock price may restrict sale opportunities.

Our stock price is affected by a number of factors, including stockholder expectations, financial results, the introduction of new products by us and our competitors, general economic and market conditions, estimates and projections by the investment community and public comments by other persons, and many other factors, many of which are beyond our control.  We may be unable to achieve analysts’ revenue or earnings forecasts, which may be based on projected volumes and sales of many product types and/or new products, certain of which are more profitable than others.  There can be no assurance that we will achieve projected levels of revenues. As a result, our stock price is subject to significant volatility and stockholders may not be able to sell our stock at attractive prices.

We will need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

Our current cash and cash equivalents are not sufficient to meet our anticipated cash needs for the near future. We will require additional cash resources for investments and acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 12, 2012, the number and percentage of outstanding shares of our common stock owned by: (a) each of our directors and executive officers; (b) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (c) all current directors and executive officers, as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class (1)
Common Stock	Daniel Walker 2248 Meridian Boulevard, Suite H Minden, NV 89423	21,000,000 Shares Chief Executive Officer, President and Director	51.32%
Common Stock	All Executive Officers and Directors as a group	21,000,000 Shares	51.32%

(1)	Based on 40,915,000 shares of the company’s common stock issued and outstanding as of November 12, 2012.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, , where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of our directors and executive officers:

Name	Age	Position
Daniel Walker	29	President, Secretary, Treasurer and Director

Daniel Walker. Mr. Walker, age 29, has over seven years of business management experience.  From April 2011 to June 2012, Mr. Walker worked for Terrex Seismic, a seismic data collection company based in Brisbane, Australia. During his time at Terrex, Mr. Walker offered management support for a number of projects across Australia and worked in conjunction with companies such as Beach Energy and Santos. From September 2008 to April 2011, Mr. Walker served as the general manager for E. F. M. Pty Ltd., an agricultural production company based in Cairns, Australia, where Mr. Walker managed the company’s day to day operations and marketing. From January 2005 to September 2008, Mr. Walker was the Managing Director of DBI Freight Ltd., a mining logistics company based in North Yorkshire, England with clients such as Halliburton, Schlumberger, Baker Hughes and Marriotts. Mr. Walker still retains a working interest in the logistics sector and is currently working alongside Marriotts on their York Potash Project. Mr. Walker was awarded a B.Sc. degree in Chemistry from a University in Great Britain in June 2004.  Mr. Walker is not an officer or director of any other reporting company.

We anticipate entering into an employment agreement with Daniel Walker, the terms of which will be disclosed when available, pursuant to which Mr. Walker is expected to receive a salary and/or stock based compensation.

Family Relationships

There are no family relationships among our directors or executive officers.

Directors and Officers Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table.   The following table sets forth information concerning the total compensation paid or accrued by us from the time the Company was incorporated, March 22, 2011, to the fiscal year ended March 31, 2012, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal years ended March 31, 2011 and 2012; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal years ended March 31, 2011 and 2012; and (iii) all individuals that served as executive officers of ours at any time during the fiscal years ended March 31, 2011 and 2012, that received annual compensation during the fiscal years ended March 31, 2011 and 2012.

Summary Compensation Table
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Gerald O’Reilly President, Director (1)	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

Bruce Hellinga Secretary, Treasurer, Director (2)	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

Monica McDermott Director (3)	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

(1)	On July 30, 2012, Gerald O’Reilly resigned as our President and a director.
(2)	On July 30, 2012, Bruce Hellinga resigned as our Secretary, Treasurer and a director.
(3)	On July 30, 2012, Monica McDermott resigned as a director.

Employment Agreements. We currently do not have any employment agreements with our executive officers.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights have been made since our date of incorporation.

Outstanding Equity Awards at Fiscal Year-end. As of the fiscal year ended March 31, 2012, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested

Gerald O’Reilly President	0	0	0	0	n/a	0	0	0	0

Bruce Hellinga Secretary, Treasurer,	0	0	0	0	n/a	0	0	0	0

Long-Term Incentive Plans.  As of March 31, 2012, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or corporate change in control.

Director Compensation. None of the directors received compensation for their service as directors during the fiscal year ended March 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons.  There were no transactions with related persons, except as follows:

On October 11, 2012, we issued 1,000,000 shares of our common stock to Daniel Walker, our sole officer and director, valued at $100,000 or $0.10 per share as payment for services rendered to us.

Director Independence. Our sole director is not independent as he is our sole officer and principal shareholder.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “PDATD” to reflect the Forward Stock Split which took effect in the OTC markets on November 6, 2012. The symbol will revert back to PDAT after twenty business days and FINRA will provide a new trading symbol to reflect the Name Change ten business days after the “D” is removed.

The OTC markets are extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of date of this report, there has been very limited trading activity. The last trade of our stock occurred on July 31, 2012 at $0.11 per share.

Penny Stock Regulation

Shares of our common stock will probably be subject to rules adopted the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

●	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

●	a brief, clear, narrative description of a dealer market, including "bid" and "ask” prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
●	a toll-free telephone number for inquiries on disciplinary actions;
●	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
●	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

●	the bid and offer quotations for the penny stock;
●	the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

RECENT SALES OF UNREGISTERED SECURITIES

See “Item 3.02 Unregistered Sales of Equity Securities” below.

DESCRIPTION OF REGISTRANT’S SECURITIES

We have authorized capital stock consisting of 700,000,000 shares of common stock, $0.001 par value per share (“Common Stock”)  and 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of November 13, there are 40,915,000 issued and outstanding shares of our common stock and no issued and outstanding shares of our Preferred Stock.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding will, upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

We have not designated the right and preferences of our Preferred Stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Equity Compensation Plans

We do not have any equity compensation plans in place, whether approved by the shareholders or not.

Warrants, Options and Convertible Securities

We do not have any outstanding warrants, options or convertible securities.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future. We intend to devote any earnings to fund the operations and the development of our business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5 of our Articles of Incorporation and Section 5 of our Bylaws provide, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, unless it is proven that:

•	the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

•	the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

We do not currently maintain directors' and officers' liability insurance, and although we anticipate obtaining directors' and officers' liability insurance and entering into indemnification agreements with directors and executive officers, we do not have such agreements in place as of the date of this report.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-K, except for the following:

The Company was notified that the audit practice of BehlerMick PS, the Company’s independent registered public accounting firm (“BehlerMick”), was reorganized as MartinelliMick PLLC (“MartinelliMick”), following the departure of the former managing partner in December, 2010. As of November 1, 2011, BehlerMick resigned as the independent registered public accounting firm of the Company and, with the approval of the Audit Committee of the Company’s Board of Directors, and on November 1, 2011, the new legal entity, MartinelliMick PLLC was engaged as the Company’s independent registered public accounting firm.

During the period from inception, March 22, 2011 through March 31, 2011, and from April 1, 2011, through the engagement of MartinelliMick as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted MartinelliMick with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K (“Regulation S-K”) promulgated by the Securities and Exchange Commission (the “SEC”), with MartinelliMick, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

BehlerMick performed audits of the Company’s consolidated financial statements for the year ended March 31, 2011, BehlerMick’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the period from inception, March 22, 2011 through March 31, 2011, and from April 1, 2011, through November 1, 2011, there were no (i) disagreements between the Company and BehlerMick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused BehlerMick to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Promissory Note, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Shares issued to the Purchaser pursuant to the Purchase Agreement, which is hereby incorporated by reference.

Item 5.06 Change in Shell Company Status.

On the cover page of the Registrant’s previous quarterly reports, the Registrant has checked the shell company status box because the Registrant’s management had believed that the Registrant was a shell company as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.  As a result of the consummation of the transactions described in Item 1.01 of this Current Report, the Registrant is no longer a shell company. The Registrant is continuing as a “smaller reporting company,” as defined under the Exchange Act, following the consummation of the Purchase Agreement.

Item 8.01 Other Events.

On November 5, 2012, the Registrant received approval from the Financial Industry Regulatory Authority (“FINRA”) of the Registrant’s name change to Polar Petroleum Corp. (the “Name Change”) and 7 for 1 forward stock split of its issued and outstanding shares of common stock for shareholders of record as of November 1, 2012 (the “Forward Split”).  The Name Change and the Forward Split took effect in the OTC markets at the open of business on November 6, 2012.

In connection with the Name Change and Forward Split described above, the Financial Industry Regulatory Authority (“FINRA”) will place a “D” at the end of the Registrant’s current trading  symbol “PDAT” for 20 business days and after 20 business days, the symbol will revert back to PDAT.   FINRA will provide a new trading symbol to reflect the Name Change 10 business days after the “D” is removed.  Also, as a result of the Name Change and Forward Split, the Registrant’s CUSIP number has changed from 737433102 to 73101T101.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Because the assets, which required the filing of this Report, were not being actively utilized in any business endeavor at the time of their acquisition and for the prior two years, the Registrant believes it is not required to file financial statements regarding these assets as an exhibit to this Report.

(b)	Pro Forma Financial Information.

Because the assets, which required the filing of this Report, were not being actively utilized in any business endeavor at the time of their acquisition and for the prior two years, the Registrant believes it is not required to file pro forma financial information reflecting Registrant’s acquisition as an exhibit to this Report.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Purchase Agreement by and between Polar Petroleum (AK) Corp., the Sellers and Donkel Oil & Gas, LLC.
10.2	Promissory Note by and between Polar Petroleum (AK) Corp. and the Sellers.
10.3	Escrow Agreement by and between Polar Petroleum (AK) Corp., and the Sellers and Allen & Vellone, P.C.
10.4	Joint Instruction Letter by and between Polar Petrolum (AK) Corp. and the Sellers.
10.5	Form of Subscription Agreement.
21	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Post Data, Inc.

Date: November 13, 2012	By:	/s/ Daniel Walker
Daniel Walker President